Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated 23 March 2023, with respect to the consolidated financial statements of Prudential plc, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement and prospectus.

/s/ KPMG LLP

London, United Kingdom

30 April 2024